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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-63300, 333-63302, 333-49446, 333-46850, 333-38182, 333-34874, 333-33348, 333-86367, 333-82109, 33-63796, 33-83700, 333-06921, 333-61053) and the Prospectuses constituting part of Form S-3 (333-36084, 333-38180, 333-59311, 333-83690) of Wind River Systems, Inc of our report dated April 11, 2002 relating to the Consolidated Financial Statements, which appear in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
April 29, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS